As filed with the Securities and Exchange Commission on February 2, 2007

Registration No. 333-120170

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

BELLSOUTH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

A Georgia Corporation	I.R.S. Employer No. 58-1533433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1155 Peachtree St., N.E.

Atlanta, Georgia 30309-3610

Telephone Number (404) 249-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

____________

Agent for Service:

Ray E. Winborne

BellSouth Corporation

1155 Peachtree St., N.E., Suite 1800

Atlanta, Georgia 30309-3610

Telephone Number 404-249-3035

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

____________

Please send copies of all communications to:

Stacey K. Geer

BellSouth Corporation

1155 Peachtree St., N.E., Suite 1800

Atlanta, Georgia 30309-3610

EXPLANATORY NOTE

This Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-120170) of BellSouth Corporation, a Georgia corporation (“BellSouth”).

On December 29, 2006, pursuant to the terms of an agreement and plan of merger, dated as of March 4, 2006, by and among BellSouth, AT&T Inc. (“AT&T”) and ABC Consolidation Corp, a wholly-owned subsidiary of AT&T (“Merger Co.”), Merger Co. merged with and into BellSouth (the “Merger”) and all shares of BellSouth common stock have been converted into the right to receive 1.325 shares of AT&T common stock.

As a result of the Merger, there is no longer any common stock of BellSouth outstanding and BellSouth intends to deregister all of its outstanding securities. As a result of the Merger, BellSouth hereby removes from registration 9,750,040 shares of common stock covered by this Registration Statement, which were not issued by BellSouth pursuant to the Registration Statement and related prospectus. The shares were originally registered in connection with the BellSouth Corporation Direct Investment Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized, in the City of Atlanta and State of Georgia, on the 2nd day of February, 2007.

BELLSOUTH CORPORATION

BY:	/s/ Raymond E. Winborne, Jr.
Raymond E. Winborne, Jr.
Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ David W. Scobey, Jr.

David W. Scobey, Jr.

President and Chief Executive Officer

February 2, 2007

Principal Financial Officer:

/s/ Raymond E. Winborne, Jr.

Raymond E. Winborne, Jr.

Vice President and Chief Financial Officer

February 2, 2007

Principal Accounting Officer:

/s/ Raymond E. Winborne, Jr.

Raymond E. Winborne, Jr.

Vice President and Chief Financial Officer

February 2, 2007

Directors:

/s/ James D. Ellis

James D. Ellis

February 2, 2007

/s/ Randall L. Stephenson

Randall L. Stephenson

February 2, 2007